Sub-Item 77M

(a) The JPMorgan Intermediate Tax Free Bond Fund was the survivor of a reorganization with each the JPMorgan Arizona Municipal Bond Fund and the JPMorgan Michigan Municipal Bond Fund.

(b) At a meeting held February 12, 2014, the Board of Trustees of JPMorgan Trust II, on behalf of the JPMorgan Arizona Municipal Bond Fund, the JPMorgan Ohio Municipal Bond Fund and the JPMorgan Michigan Municipal Bond Fund and the Board of Trustees of JPMorgan Trust I, on behalf of the JPMorgan Intermediate Tax Free Bond Fund approved the merger of each the JPMorgan Arizona Municipal Bond Fund, the JPMorgan Ohio Municipal Bond Fund and the JPMorgan Michigan Municipal Bond Fund into the JPMorgan Intermediate Tax Free Bond Fund.  At a special meeting of shareholders held on August 13, 2014, the shareholders of the JPMorgan Michigan Municipal Bond Fund approved the proposed Agreement and Plan of Reorganization by and among JPMorgan Trust I, on behalf of its series JPMorgan Intermediate Tax Free Bond Fund, the acquiring fund, and JPMorgan Trust II, on behalf of its series JPMorgan Michigan Municipal Bond Fund, the target fund. At a special meeting of shareholders held on August 26, 2014, the shareholders of the JPMorgan Arizona Municipal Bond Fund approved the proposed Agreement and Plan of Reorganization by and among JPMorgan Trust I, on behalf of its series JPMorgan Intermediate Tax Free Bond Fund, the acquiring fund, and JPMorgan Trust II, on behalf of its series JPMorgan Arizona Municipal Bond Fund, the target fund. Both reorganizations were effective after the close of business on August 29, 2014. The proposal to approve the Agreement and Plan of Reorganization by and among JPMorgan Trust I, on behalf of its series JPMorgan Intermediate Tax Free Bond Fund, the acquiring fund, and JPMorgan Trust II, on behalf of its series JPMorgan Ohio Municipal Bond Fund, was not approved by the shareholders of the JPMorgan Ohio Municipal Bond Fund at a special meeting of shareholders held on August 26, 2014. Therefore the JPMorgan Ohio Municipal Bond Fund did not reorganize.